Exhibit 10.8

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Amendment Number 5

to the

Wets Workflow Purchase Agreement and Dry Workflow Purchase Agreement

Advanced Technology Materials, Inc., with a principal place of business at 7 Commerce Drive, Danbury, CT 06810 (“ATMI”), and Intermolecular, Inc., with a principal place of business at 3011 North First Street, San Jose, California 95134 (“IM”) entered into a Wets Workflow Purchase Agreement effective July 13, 2007, which was amended by an Addendum effective Dec. 21, 2007 (“Amendment Number 1”), and was amended by an Amendment effective Dec. 16, 2008 (“Amendment Number 2”), and was amended by a Supplement effective Mar. 16, 2009 (“Amendment Number 3”), and  was amended by a Modification effective Aug. 27, 2010 (“Amendment Number 4”) (collectively the “Wets Agreement”).

ATMI and IM also entered into an Alliance Agreement effective Nov. 17, 2006 (“Alliance Agreement”) and a Dry Workflow Purchase Agreement effective December 16, 2008 (“Dry Agreement”). The Wets Agreement, the Dry Agreement and the Alliance Agreement are hereinafter collectively referred to as Agreements.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to modify the terms of the Wets Agreement and the Dry Agreement (hereinafter “Amendment Number 5”) as set forth below.

1.     Extension of exclusivity and Business Continuation. ATMI and IM agree as follows -

1.1   The date mentioned in Section 4.1 of Amendment Number 2 as modified by Amendment Number 4 (“Service Restrictions on IM”) will be extended by [*] to [*]. Such extension also applies to Section 4.3 (“Preferred Material Supplier”) of Amendment Number 2.

1.2   The dates mentioned in Section 4.2 of Amendment Number 2 as modified by Amendment Number 4 (“Workflow Restrictions on IM”) will be extended by [*] to [*] except for the date mentioned in Section 1.5 of Amendment Number 4 which shall be extended by [*] to [*].

1.3   ATMI and IM shall continue activities under the Agreements through the extended exclusivity terms. The elements of such business activities during the extended exclusivity terms shall be formalized no later than [*], and [*], respectively as it relates to exclusivity extension as of [*] and [*], respectively

This Amendment Number 5 shall have an effective date of March 3, 2011 (“Effective Date”)

All capitalized terms not defined herein shall have the meanings given them in the Wets Agreement or the Dry Agreement, as applicable. This Amendment Number 5 shall be deemed to be incorporated into each of the Wets Agreement and the Dry Agreement and made a part thereof. All references to the Wets Agreement or Dry Agreement in any other document shall be deemed to refer to the Wets Agreement or Dry Agreement, as applicable, as modified by this Amendment Number 5. Except as modified by this Amendment Number 5, all of the terms and conditions of the Wets Agreement and the Dry Agreement shall remain in full force and effect. In the event that the terms of this Amendment Number 5 conflict with the terms of the Wets Agreement and its schedules, as amended, or the Dry Agreement and it schedules, as amended, the terms of this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number 5 as of the Effective Date.

Intermolecular, Inc.		Advanced Technology Materials, Inc.

By:	/s/David Lazovsky	By:	/s/Daniel P. Sharkey

Name:	David Lazovsky	Name:	Daniel P. Sharkey

Title:	President & CEO	Title:	EVP, Business Development

Date:	3/4/11	Date:	3/3/11

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.